UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 9, 2013 (January 3, 2013)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 3, 2013, Dean Foods Company (the “Company”) consummated its previously announced sale of its Morningstar division to Saputo Inc. (“Saputo”). The transaction was completed pursuant to a Membership Interest Purchase Agreement, dated as of December 2, 2012, by and among the Company, Saputo, Saputo Cheese USA Inc., a wholly owned subsidiary of Saputo, and Suiza Dairy Group, LLC, a wholly owned subsidiary of the Company. The Membership Interest Purchase Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed December 4, 2012. The aggregate purchase price for the transaction was US$1.45 billion and is subject to certain post-closing adjustments, including in respect of working capital and employee-related expenses.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information

The following Unaudited Pro Forma Consolidated Financial Statements are included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference:

•

Unaudited pro forma condensed consolidated balance sheet of Dean Foods Company as of September 30, 2012; and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and for each of the years ended December 31, 2011, 2010 and 2009.

(d)	Exhibits.

99.1	Unaudited pro forma condensed consolidated balance sheet of Dean Foods Company as of September 30, 2012; and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and for each of the years ended December 31, 2011, 2010 and 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2013		DEAN FOODS COMPANY

	By:	/s/ Steven J. Kemps
Steven J. Kemps Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated balance sheet of Dean Foods Company as of September 30, 2012; and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and for each of the years ended December 31, 2011, 2010 and 2009